Exhibit  3.(i)3


                            ARTICLES OF INCORPORATION
                                       OF
                            DIGI COMMERCE CORPORATION


ARTICLE  I  -  NAME

The  name  of  this  corporation  is  Digi  Commerce  Corporation.

ARTICLE  II  -  REGISTERED  OFFICE  AND  AGENT

The location of the registered office of the corporation in the State of Nevada is 711 S. Carson Street, Suite 4, Carson City, Nevada, 89701.

The resident agent of the corporation is Nevada & Offshore Business Formation, Llc.Com, 711 S. Carson Street, Suite 4, Carson City, Nevada, 89701.

The corporation may also maintain an office of offices at such other places, and where meetings, of the Board of Directors and the stockholders may be held, either within or without the State of Nevada, as may be determined, from time to time, by the Board of Directors.

ARTICLE  III  -  PURPOSES

The Purpose of for which this corporation is organized is to engage in any business or activity not forbidden by law or these Article of Incorporation.

ARTICLE  IV  -  CAPITAL  STOCK

The Corporation shall have the authority to issue to issue two classes of stock, and the total number authorized shall be twenty million (20,000,000) shares of Common Stock of the par value $.001 each, and ten million (10,000,000) shares Preferred Stock of the par value $.001 each. A description of the different classes of stock of the Corporation and a statement of the designation and the powers, preferences and rights and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

1. Issuance in Class or Series. The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividend shall be cumulative, and if cumulative, the date or dates form which dividends shall accumulate and whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series or stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price; of redemption, if any of such class or series (d) the terms and conditions of a retirement fund or sinking fund, if any, of the shares of such class or series;
(e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over share of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the


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Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for shares of stock of any other class or classes or any other series of the same or any other class or classes or stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, of the payment of dividend of the making of other distributions on or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; and (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary: and (k) such other preferences, rights, restrictions and qualifications and the Board of Directors may Determine.

All shares of the Common Stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights.

All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of al class of Preferred Stock shall be equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates, which dividends thereon shall accrue and be cumulative.

2. Other Provisions. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, or such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights, and qualifications, limitations or restrictions or any such class or series of stock may be dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights, and qualifications, limitations, or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall be no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.


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ARTICLE  V-  DIRECTORS

1. Designations. The governing board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director".

The  number  of  members constituting the Board of Directors at the date of this
Article is (1): and the name and the post office address of each of said members are as follows:

Name                                      Address

Ely  Jay  Mandell                         2660  Townsgate  Road
President,  CEO                           725  Village  Park
                                          Westlake  Village,  CA  91361


2. Number, Election and Term of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which subject to the rights and holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional Directors under specified circumstances, shall consist of not less than one (1) or more than five (5) persons. The exact number of Directors within the minimum and maximum limitations specified in the proceeding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of two-thirds or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class, or (iii) pursuant to Paragraph 7 of Article Nine hereof. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

3. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be at least 60 days in advance of the month and day in which the annual meeting of stockholders was held in the previous year.

4. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly created directorships from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.

5. Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holder of two thirds or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. As used herein, cause shall mean only the following: proof beyond


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the  existence  of  a  reasonable  doubt that a Director has been convicted of a felony, committed gross negligence, or willful misconduct resulting in, and causing a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

6. Amendment, Repeal, ect. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of two thirds or more of the voting power of all of the shares of the Corporation entitled to voted generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Seven, or alter, amend adopt any provision inconsistent with or repeal comparable sections of the Bylaw of the Corporation.

7. Special Meetings of the Stockholders. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of two thirds or more the voting of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, adopt any provision inconsistent with or repeal this Article
Eight, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws.

ARTICLE  VI  -  ASSESSMENT  OF  STOCK

The capital stock of the corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid-up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the corporation. The holders of such stock shall not be liable for assessments to restore impairments in capital of the corporation. The Articles of Incorporation shall not be amended in this particular.



ARTICLE  VII  -  INCORPORTORS
The name and post office address of the incorporator singing these Articles of Incorporation is as follows:

Name                                    Address

Ely  Jay  Mandell                       2660  Townsgate  Road
                                        725  Village  Park
                                        Westlake  Village,  CA  91361


ARTICLE  VIII  -  DURATION

The  corporation  shall  have  perpetual  existence.


ARTICLE  IX  -  DIRECTORS  LIABILITY

1. Limitation of Personal Liability. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.


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2.  Indemnification.  The  corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify the directors and officers of the corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such persons.




IN WITNESS WHEREOF, these Articles of Incorporation were executed by the President and Chief Executive Officer of the Corporation on this 5th Day of May 2000.





/S/  Ely  J.  Mandell
Ely  Jay  Mandell
Sole  Director